UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2015

Tetraphase Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35837	20-5276217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Street, Suite 110, Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 715-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 15, 2015, Steven R. Gullans, Ph.D. informed Tetraphase Pharmaceuticals, Inc. (the “Company”) that he would resign as a member of the Board of Directors (the “Board”) effective immediately. Dr. Gullans’ resignation was not caused by any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

(d) On April 15, 2015, upon recommendation of the Nominating and Corporate Governance Committee of the Company’s Board elected Gerri Henwood to serve as a class II director until the Company’s Annual Meeting of Stockholders in 2015 or until her successor is duly elected and qualified. Ms. Henwood will also serve as a member of the Compensation Committee of the Board. Ms. Henwood is currently president, chief executive officer and a director of Recro Pharma, Inc. a publicly traded clinical stage specialty pharmaceutical company developing non-opioid therapeutics for the treatment of pain.

Ms. Henwood will be entitled to receive compensation for her board service as a non-employee director in accordance with the Company’s director compensation policies, as described under the heading “Director Compensation” in the proxy statement for the Company’s 2014 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 29, 2014.

The Company expects to enter into an indemnification agreement (the “Indemnification Agreement”) with Ms. Henwood. The Indemnification Agreement will be substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Ms. Henwood to the fullest extent permitted by law for claims arising in her capacity as a director, provided that she acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. The Indemnification Agreement will provide that in the event that we do not assume the defense of a claim against Ms. Henwood, the Company is required to advance her expenses in connection with her defense, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and each of its officers and directors, which is incorporated herein by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-186574), filed with the Securities and Exchange Commission on March 5, 2013.

On April 15, 2015, the Company issued a press release announcing the election of Ms. Henwood to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 (1)	Form of Indemnification Agreement entered into between Tetraphase Pharmaceuticals, Inc. and each of its directors and executive officers

99.2	Press release issued by Tetraphase Pharmaceuticals, Inc., dated April 15, 2015

(1)	Incorporated by reference to Exhibit 10.27 to Tetraphase Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (File No. 333-186574), filed with the Securities and Exchange Commission on March 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Maria D. Stahl
Date: April 16, 2015		Maria D. Stahl
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1(1)	Form of Indemnification Agreement entered into between Tetraphase Pharmaceuticals, Inc. and each of its directors and executive officers

99.2	Press Release issued by Tetraphase Pharmaceuticals, Inc., dated April 15, 2015.

(1)	Incorporated by reference to Exhibit 10.27 to Tetraphase Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (File No. 333-186574), filed with the Securities and Exchange Commission on March 5, 2013.